Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE
May 19, 2014            OTC: SENR

Strategic Environmental & Energy Resources, Inc.

Announces Issuance of a Second Patent Protecting its V3RU™ Oil Field Vapor Recovery Unit

GOLDEN, Colo. – Strategic Environmental & Energy Resources, Inc. (SEER) (OTC: SENR), a provider of next-generation clean technologies, renewable fuel and waste management innovations, today announced its MV Technologies (“MV”) subsidiary was just awarded an additional patent affording significantly expanded coverage for its innovative V3RU™ (vapor recovery) technology, designed to minimize methane and other greenhouse gas emissions from oil and gas field operations.  The initial patent was issued June, 2012.

“The V3RU™ was specifically engineered to improve emissions of methane and other volatile organic compounds (VOC) from lower producing well sites,” said Dr. Michael Readey, Executive Vice President of SEER.  “These smaller wells are economically viable but cannot justify the more expensive and complex emission technologies found at larger operations.  Our patented system is uniquely scalable and cost effective for these smaller wells.  It is simple to operate, maintenance free and requires no electricity, making it an ideal solution for the thousands of wells in remote locations throughout the country.”

“In recent field trials with one of the largest oil and gas producers here in Colorado, our V3RU™ product has successfully captured production tank greenhouse gas emissions under a wide range of operating conditions,” added Readey. “Based on these positive results, we believe the V3RU™ is a very cost-effective solution to the increasingly stringent regulations targeting oil and gas operations.  We plan to expand our efforts to include additional field demonstrations with other potential customers and formally launch the product in the second half of 2014.”

“The issuance of a second patent represents much more than broader coverage for our V3RU™,” said J. John Combs III, CEO and Chairman of SEER.  “It represents a commitment and relentless effort by the Company to further develop and protect a growing portfolio of innovative and best-available environmental technologies for multiple and diverse markets. The V3RU™ was one of the primary reasons we acquired MV, and to see it evolve into what may be one of the most cost-effective solutions addressing a large and important segment of oil field emissions is indeed rewarding for us all, as well as beneficial for the communities where our customers operate.  The timing of our rollout also seems to coordinate nicely with industry needs as an increasing number of oil and gas producers are collaborating with various states to reduce fugitive emissions and improve air quality in the fields.”

About Strategic Environmental & Energy Resources, Inc.

Strategic Environmental & Energy Resources, Inc. (SEER) identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment.  SEER has three wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas (“Reach”).

For more information about the Company visit: www.seer-corp.com

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates," and other terms with similar meaning.  Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. Statements in this press release regarding the cost effectiveness, impact and ability of the Company’s products to handle the future needs of customers, and plans to conduct additional field demonstrations and launch V3RU in the second half of 2014 are forward-looking statements.  The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Contacts:

J. John Combs III
Chief Executive Officer
720-460-3522

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
jay@pfeifferhigh.com
303-393-7044